EXHIBIT 10.46

                                CREDIT AGREEMENT


         This Credit Agreement ("Agreement") is made and entered into on December 8 , 1998, by and between Asset Liquidation Group, Inc., a corporation, ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

         Subject to the terms and conditions of this Agreement, any security agreement(s) executed by Borrower in favor of Bank, any note(s) executed by Borrower in favor of Bank, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Bank shall make the loans and or advances (individually a "Loan" and collectively "Loans") referred to below to Borrower.

         In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT


1.01     Revolving Credit Commitment.

         (a). Revolving Line of Credit. Subject to the terms and conditions of this Agreement, provided that no event of default then has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Revolving Loans") to Borrower, for working capital purposes, in an amount not to exceed $3,000,000 (the "Revolving Line of Credit") until December 8, 2000 (the "Revolving Line of Credit Maturity Date"). Revolving Loans may be repaid and reborrowed, provided that all outstanding principal and accrued interest on the Revolving Loans shall be payable in full on the Revolving Credit Maturity Date.

         (b) Revolving Note. The interest rate, principal and interest payments, maturity date and certain other terms of the Revolving Loan will be contained in a promissory note dated the date of this agreement, as such may be amended or replaced from time to time.

1.02 Loan Fee. In addition to any other amounts due, or to become due, concurrent with the execution hereof, in connection with the Revolving Line of Credit, Borrower shall pay to Bank a loan fee of Thirty Thousand Dollars ($30,000), Borrower has paid, and Bank hereby acknowledges receipt of in respect of the Revolving Line of Credit, a loan fee in the amount of Thirty Thousand Dollars ($30,000).

1.03. Documentation Fee, Costs and Expenses. In addition to any other amounts due, or to become due, concurrently with the execution hereof, Borrower agrees to pay to Bank a documentation fee in the amount of $250, and all other costs and expenses incurred by the Bank in the preparation of this Agreement, the other Loan Documents and the perfection of any security interest granted to Bank by Borrower.

1.04 Collateral. Borrower shall grant or cause to be granted to Bank a first priority lien on any and all personal property assets of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest or pursuant to the terms of any security agreement, an intellectual property security agreement or otherwise as security for all of Borrower's obligations to Bank.

1.05 Collection of Payments. Borrower authorizes Bank to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account number 88010051 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

2.       REPRESENTATIONS OF BORROWER

                  Borrower represents and warrants that:

2.01 Existence and Rights. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of California, without limit as to the duration of its existence each Borrower is authorized and in good standing to do business in the state of its incorporation; each Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement.

2.02 Agreement Authorized. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's charter/articles of incorporation, by-laws, operating agreement, or similar document as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

2.03 No Conflict. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

2.04 Litigation. Except as disclosed in writing to bank by Borrower, there is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

2.05 Financial Condition. The consolidated balance sheet of Borrower as of August 31, 1998, and the related profit and loss statement for the eight months
(8) ended as of that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

2.06 Title to Assets. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section
5.03 hereof.

2.07 Tax Status. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

2.08 Trademarks, Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

2.09 Regulation U. None of the proceeds of any Loan shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.10 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

2.11 Year 2000 Compliance. Borrower and its subsidiaries, as applicable, have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates one or after December 31, 1999.


3.       CONDITIONS PRECEDENT TO LOAN.

                  Prior to Bank being obligated to make any Loan pursuant to this Agreement, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank:

3.01 Promissory Note(s). Original, executed promissory note(s).

3.02 Security Agreement. Original, executed security agreements covering the personal property collateral securing the Loans and the collateral securing the Continuing Guarantee of Public Liquidation systems, Inc..

3.03 Financing Statement. Financing statements executed by Borrower and any grantor of security.

3.04 Guarantee(s). Continuing Guarantee(s) in favor of Bank executed by Donald Haidl in the amount of $3,000,000 and Public Liquidation Systems, Inc., in the amount of $3,000,000, "Guarantor" individually a Guarantor and jointly the " Guarantors".

 3.05 Insurance. Borrower shall have delivered to Bank evidence of insurance coverage required pursuant to Section 4.03 in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

3.06 Organizational Documents. Copies of the charter/articles of incorporation or similar document as the case may be, of the Borrower and Guarantor.

3.07 Authorizations. Certified copies of all action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents.

3.08 Good Standing . Good standing certificates from the appropriate secretary of state of the state in which the Borrower and Guarantor is required to be qualified to do business.

3.09 Additional Documents. Such other documents as Bank may reasonable deem necessary.

4.       AFFIRMATIVE COVENANTS OF BORROWER

                  Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, or so long as Bank has any obligation to extend credit to Borrower it will, unless Bank shall otherwise consent in writing:

4.01 Rights and Facilities. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

4.02 Use of Proceeds. Use the proceeds of the Loans only for purposes specified in Section 1 of this Agreement.

4.03 Insurance. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment. Bank to be shown as Lenders Loss Payee on such policies.

4.04 Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

                  (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

                  (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it to be adequate with respect thereto.

4.05 Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

                  (a) Quarterly Financial Statement. As soon as available, and in any event within forty five (45) days after the close of each quarter, a consolidated balance sheet, profit and loss statement and reconciliation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower.

                  (b) Annual Financial Statement. As soon as available, and in any event within one hundred twenty (120) days after and as of the close of each fiscal year of Borrower, a consolidated report of audit of Company, all in reasonable detail, prepared on a audited basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

                  (c) Audit Reports. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim work on the accounts of Borrower made by such accountants;

                  (d) Guarantors' Financial Statements. Cause each Guarantor to submit to Bank such Guarantor's financial statement, confirmed as to its correctness by Guarantor's signature, either on Bank's form or prepared by an independent certified public accountant, together with a copy of such Guarantor's federal income tax return for the previous calendar year, no later than ten (10) after filing of same with the Internal Revenue Service.

                  (e) Other Information. Such other information relating to the affairs of Borrower as the Bank reasonably may request from time to time.

4.06 Liquidity Ratio. Maintain on a quarterly basis a consolidated minimum ratio of cash plus accounts receivable divided by trade accounts payable to consignors of 1.10:1.00 beginning on March 31, 1999 and every quarter thereafter.

4.07 Tangible Net Worth. Maintain on a quarterly basis a consolidated Tangible Net Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates) plus Subordinated Debt of not less than Five Hundred Thousand Dollars ($500,000) beginning March 31, 1999 increased to One Million Dollars ($1,000,000) at December 31, 1999 and every quarter thereafter.

4.08 Debt to Net Worth. Maintain on a quarterly basis a consolidated ratio of total liabilities to Tangible Net Worth of not greater than 6.00:1.0 beginning March 31, 1999 reduced to 4.00:1.0 at December 31, 1999 and every quarter thereafter..

4.09 Profitability. Maintain and retain on a consolidated basis, profitable operations (meaning a net profit after taxes) of at least Five Hundred Thousand Dollars ($500,000) on a annual basis at fiscal year end.

4.10 Guarantor Liquidity. Cause the persoanl guarantor, Donald Haidl, to maintain on a daily basis a minimum of $1,000,000 in liquid assets (defined as cash, cash equivalents and marketable securities).

4.11 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, will occur with respect to any such plan.

4.12 Laws. At all times comply with, or cause to be complied with, all laws, statues, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business.

4.13 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 1 herein.

4.14 GAAP. Compliance with all financial covenants shall be calculated based on generally accepted accounting principles applied on a consistent basis as maintained by Borrower.

4.15 Year 2000 Compliant. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Agent such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

4.16 Operating Accounts. Maintain all primary accounts and banking relationship with the Bank. Maintain, or cause to be maintained, on deposit with Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

4.17 Notices. Promptly notify Bank in writing of (i) the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default; (ii) all litigation affecting Borrower where the amount is $10,000 or more; any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations.


5.                NEGATIVE COVENANTS OF BORROWER

Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without Bank's written consent:

5.01 Type of Business; Management; Change in Control. Make any substantial change in the character of its business; make any change in its executive management or permit the current shareholders to decrease their ownership in Borrower.

5.02 Outside Indebtedness. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than Loans from the Bank except obligations now existing as shown in the financial statement dated August 31, 1998, excluding those obligations being refinanced by Bank and other than indebtedness incurred to purchase that property located at 1 Oak Road Benicia, CA 94510 and the unsecured term loan financing the improvements for said property, or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

5.03 Liens and Encumbrances. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Bank's favor and other than lies agreed to in writing by Bank.

5.04 Loans, Investments, Secondary Liabilities. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5.05 Sale of Business; Merger or Consolidation. Liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

5.06 Capital Expenditures. Make or incur obligations for fixed or capital assets, which includes purchase money indebtedness or capital lease obligations, but excluding real estate property in excess of $500,000 from the date hereof until December 31, 1999 or $500,000 in any twelve (12) month period thereafter.

5.07 Operating Lease Expenditures. Make or incur obligations for operating leases for real or personal property in excess of $1,000,000 from the date hereof until December 31, 1999 or $1,000,000 in any twelve (12) month period thereafter.

6.       EVENTS OF DEFAULT

The occurrence of any of the following events of default ("Events of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

6.01 Failure to Pay. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to Bank within, five (5) days of its due date.

6.02 Breach of Covenant. Failure of Borrower to perform any other term or condition of this Agreement or any Loan Document binding upon Borrower.

6.03 Breach of Warranty. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

6.04 Insolvency; Receiver or Trustee. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

6.05 Judgments, Attachments. Any money judgment in excess of $10,000, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of ten (10) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

6.06 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall not be dismissed within thirty (30) days thereafter.

6.07 Revocation of Guarantee Subordination Agreement. Any Guarantee or subordination agreement required hereunder is breached or becomes ineffective; or any Guarantor or subordination creditor disavows or attempts to revoke or terminate such guarantee or subordination agreement.

6.08 Cessation of Business. Borrower shall voluntarily suspend its business.

6.09 Adverse Change. Any change which, in the opinion of Bank, is materially adverse to the financial condition of Borrower or any Guarantor; or should Bank, for any reason, believe that the prospect of Borrower's payment or performance hereunder or under any other agreement or instrument with Bank be impaired.

6.10 Other Defaults. Borrower, or any Guarantor of Borrower's obligations to Bank, shall commit or do or fail to commit or do any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed or to be executed by it concerning the obligation to pay money.

6.11 Advances. Notwithstanding anything to the contrary contained herein, Bank shall have no duty to make advances while any event of default exists notwithstanding any cure period provided for herein.


7.       MISCELLANEOUS PROVISIONS

7.01 Failure or Indulgence Not Waiver. No failure or delay on the part of Bank or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note (s) issued in connection with a Loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.02 Counterparts; Entire Agreement. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

7.03 Attorney's Fees. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

7.04 Additional Remedies. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

7.05 Inurement. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

7.06 Applicable Law. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the state of California, to the jurisdiction of whose courts the parties hereby agree to submit.

7.07 Offset. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of any note issued hereunder shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

7.08 Severability. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7.09 Time of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

7.10 Accounting. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

7.11              Reference Provision.

         (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any security agreement executed by Borrower in favor of Bank or any note executed by Borrower in favor of Bank or any other agreement or instrument issued in favor of Bank by Borrower (collectively in this Section, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or San Diego County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP ss.170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP ss.644 in any court in the state of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

         (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

         (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the state of California. The rules of evidence applicable to proceedings at law in the state of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

         (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

7.12 Suretyship Waivers and Consents. Each Borrower agrees that it is jointly and severally, directly, and primarily liable to Bank for payment in full of all obligations under the Loan Documents ("Obligations") and that such liability is independent of the duties, obligations and liabilities of the other Borrower. The Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such Borrower (including any other Borrower party hereto) and, in full recognition of that fact, each Borrower consents and agrees that the Bank may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower: (a) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval, or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations;
(e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Bank in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to the Bank or by operation of applicable laws, or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

          Upon the occurrence and during the continuance of any Event of Default, the Bank may enforce this Agreement independently as to each Borrower and independently of any other remedy or security the Bank at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Bank to marshal assets in favor of any Borrower or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require the Bank to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that the Bank may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

         The Bank may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any security or against any other person, or whether any other person is joined in any such action or actions. Each Borrower agrees that the Bank and any Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

         The Bank's hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Bank, all as though such amount had not been paid. The rights of the Bank created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any other Borrower shall have any personal liability with respect thereto.

         To the maximum extent permitted by applicable law and to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (d) any failure of the to marshal assets in favor Bank of any Borrower or any other person, (e) any failure of the Bank to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of the Bank to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, including any failure of the Bank to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of the Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of the Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Bank of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy code, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of the Bank for any reason, or (o) any action taken by the Bank that is authorized by this section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Borrower hereby waives and postpones any right of subrogation it has or may have as against any other Borrower respect to the Obligations; and (ii) in addition, each borrower also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower. Each borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

                  In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Borrower authorizes the Bank, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Borrower, the enforceability of this Agreement, or the validity or enforceability of any Liens of th Bank , to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.

         To the fullest extent permitted by applicable law, to the extent that a Borrower is deemed a guarantor, each Borrower expressly waives any defenses to the enforcement of this Agreement or any rights of the Bank created or granted hereby or to the recovery by the Bank against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Borrowers and may preclude Borrowers from obtaining reimbursement or contribution from other Borrowers. To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses or benefits that it otherwise might or would have under applicable law. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE BANK, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH BORROWER'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE OTHER BORROWERS BY THE OPERATION LAW, INCLUDING BUT NOT LIMITED TO SECTION 580d OF THE CODE OF CIVIL PROCEDURE, OR OTHERWISE.

         Borrower and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Borrower otherwise may have against any other Borrower, the Bank or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

7.13 This Agreement may be modified only by a writing signed by all parties hereto.

This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.

IMPERIAL BANK                                Asset Liquidation Group, Inc.
("Bank")                                     ("Borrower")


By:________________________                  By:__________________________


Its:_________________________                Its:

                    First Amendment to the Credit Agreement.


This First Amendment ("First Amendment") amends that certain Credit Agreement ("Agreement") dated December 8, 1998 by and between Imperial Bank ("Bank") and Asset Liquidation Group, Inc. ("Borrower") as follows:


1. Section 4.06 of the Agreement is hereby amended in full to read as "Intentionally Left Blank".

2. Section 4.07 of the Agreement is hereby amended in full to read as follows:

     "4.07 Tangible Net Worth. Maintain on a quarterly basis a consolidated Tangible Net Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates) plus Subordinated Debt of not less than:

o        $1,250,000 at 3/31/2000;
o        $1,500,000 at 6/30/2000;
o        $2,000,000 at 9/30/2000;
o        $3,000,000 at 12/31/2000 and every quarter thereafter."

3. Section 4.08 of the Agreement is hereby amended in full to read as follows:

     "4.08     Debt to Net Worth.  Maintain on a quarterly  basis a consolidated ratio of total  liabilities to
     Tangible Net Worth of not greater than:
o        5.20 : 1.00 at 3/31/2000;
o        4.50 : 1.00 at 6/30/2000;
o        3.50 : 1.00 at 9/30/2000;
o        3.00 : 1.00 at 12/31/2000 and every quarter thereafter."

4.   Section 4.09 of the Agreement is hereby amended in full to read as follows:

     "4.09   EBITDA.  Report on a  consolidated basis, EBITDA (meaning  earnings before  interest,  taxes, depreciation and amortization of at least:
o $400,000  at  3/31/2000  measured  for the 3 months  ended;
o  $1,800,000  at 6/30/2000  measured for the 6 months ended;
o $3,000,000 at 9/30/2000  measured for the 9 months ended;
o $4,500,000  at 12/31/2000  measured for the 12 months ended."

5.    Except as provided above, the Agreement remains unchanged.

6. This First Amendment is effective as of February 3, 2000 and the parties hereby confirm that the Agreement as amended is in full force and effect.


Asset Liquidation Group, Inc.

By:_________________________________

Name:  _____________________________

Title: _______________________________


IMPERIAL BANK

---------------------------------
Yong Choe
Commercial Loan Officer